GRIFFIN AMERICAN IV HEALTHCARE REIT

INVESTOR UPDATE

SECOND QUARTER 2019

Second Quarter 2019 Highlights and Accomplishments

- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or IPA, attributable to controlling interest, or MFFO, equaled $8.2 million for the quarter ended June 30, 2019, representing year-over-year growth of 32.7 percent compared to MFFO of $6.2 million during the second quarter 2018. (Please see financial reconciliation tables and notes on the back page of this udpate for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $4.9 million for the quarter ended June 30, 2019, compared to FFO of $6.9 million during the second quarter 2018. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding FFO.)
- Net loss during the quarter was $5.9 million, compared to net loss of $958,000 during the second quarter 2018. Net loss is due largely to depreciation and amortization expense of our properties, a non-cash item, in accordance with accounting principles generally accepted in the United States of America, or GAAP. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding net loss.)
- Net operating income, or NOI, totaled $15.2 million for the quarter ended June 30, 2019, representing an increase of 56.8 percent over second quarter 2018 NOI of $9.7 million. (Please see financial reconciliation tables and notes on the back page of this update for more information regarding NOI.)
- As of June 30, 2019, the company's non-RIDEA[3] property portfolio achieved a leased percentage of 95.6 percent and weighted average remaining lease term of 8.9 years. The company's portfolio of senior housing — RIDEA facilities achieved a leased percentage of 82.1 percent. Portfolio leverage[4] was 28.5 percent.
- The company completed the acquisition of four medical office buildings and three senior housing facilities during the quarter for an aggregate contract purchase price of $58.0 million.
- The company declared and paid daily distributions equal to $0.60 per share annualized to its stockholders of record for the second quarter 2019.

August 19, 2019

Dear Fellow Stockholder:



Griffin-American Healthcare REIT IV recently filed its Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission, and I am pleased to provide a summary of our progress and results during the second quarter of 2019.

As we previously reported, on February 15, 2019, the company concluded our initial public offering, during which we raised approximately $754 million in equity. We have successfully deployed this capital during the process of building our portfolio of healthcare assets, which was comprised of 78 medical office buildings, senior housing facilities and skilled nursing facilities, as well as an interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses as of June 30, 2019.

Acquired for an aggregate contract purchase price of approximately $990 million, as of June 30, 2019 our 4.1 million-square-foot portfolio spans 24 states. Including the two medical office buildings acquired subsequent to the close of the second quarter, our portfolio value now exceeds $1 billion,[1] based on aggregate contract purchase price.

We continue to identify attractive acquisition opportunities that we believe will add value to our portfolio. Indeed, as of August 12, 2019, the company's pipeline of pending acquisitions[2] totaled approximately $128.2 million, which we will work to complete over the course of the next several months.

Most importantly, our portfolio continues to perform at a high level. Griffin-American Healthcare REIT IV continued to enjoy high occupancy through the second quarter, strong average remaining lease term, low portfolio leverage, and significant growth in key performance metrics, including modified funds from operations and net operating income. (Please see the "Second Quarter 2019 Highlights and Accomplishments" sidebar to the left for more detail.)

On April 4, 2019, as we reported in our previous update, the company's board of directors unanimously approved and established an estimated per share net asset value, or NAV, of our Class T and Class I common stock of $9.54 calculated as of December 31, 2018. This NAV was determined following a valuation of our portfolio by an independent third-party valuation firm, a process which we conduct on an annual basis.

We view this valuation as particularly positive as it was conducted pursuant to industry guidelines that do not allow for the inclusion of a portfolio premium that may accrue in a typical real estate transaction, nor does it reflect an enterprise value. Please refer to the company's Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 8, 2019 for additional information.

We are pleased with this valuation of our portfolio and with the overall performance of Griffin-American Healthcare REIT IV, which began to acquire its portfolio just over three years ago in June 2016. Since that time, we have constructed a world-class portfolio of healthcare real estate investments valued in excess of $1 billion[1] which we expect to continue to grow for the foreseeable future.

As you know, the members of the executive management team of Griffin-American Healthcare REIT IV are among the single largest investors in the company, and we remain pleased with the progress and performance we have achieved thus far. We look forward to sharing our continued progress with you and will report back to you following the filing of our third quarter results.

Kind Regards,

Jeff Hanson
Chaiman and Chief Executive Officer
Griffin-American Healthcare REIT IV

www.HealthcareREIT4.com

(1) Based on aggregate contract purchase price as of Aug. 12, 2019.
(2) Comprised of prospective real estate acquisitions for which the company has executed letters of intent and/or purchase and sale agreements as of Aug. 12, 2019. These prospective acquisitions are subject to substantial closing conditions and the satisfaction of other requirements as detailed in the agreements. Accordingly, the closing of some or all of these pending transactions may not occur.
(3) The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
(4) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

SECOND QUARTER 2019



Lawrenceville Medical Office Building | *Lawrenceville, GA*

PORTFOLIO SUMMARY (AS OF JUNE 30, 2019)

Aggregate Contract Purchase Price[(1)]:	$897.3 million	Leased[(2)]:	95.6%
Buildings:	78	Weighted Average Remaining Lease Term[(2)]:	8.9 years
Gross Leasable Area (Sq Ft):	4.1 million	Leverage Ratio[(3)]:	28.5%

REGIONAL CONCENTRATION

(based on aggregate contract purchase price)[(1)]


Midwest
38.0%
West
25.8%
East
9.2%
South
27.0%

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)[(1)]


Senior Housing
16.5%
Medical Office Buildings
53.3%
Skilled Nursing Facilities
13.1%
Senior Housing — RIDEA
17.1%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)[(1)]


$821.7 MILLION
$839.3 MILLION
$897.3 MILLION
Q4 2018
Q1 2019
Q2 2019

(1) Based on aggregate contract purchase price of real estate investments acquired as of June 30, 2019, excluding our interest in a joint venture which owns and operates a portfolio of integrated senior health campuses and ancillary businesses.

(2) Excludes our senior housing — RIDEA facilities. Our senior housing — RIDEA facilities were 82.1% leased as of June 30, 2019 and substantially all of our leases with residents at such properties are for a term of one year or less.

(3) Total debt divided by total market value of real estate. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PROPERTY MAP AND ACQUISITIONS (AS OF JUNE 30, 2019)



31
25
16
1
11
15
32
24
21
19
27
10
20
33
4
22
2
29
17
35
36
9
3
26
13
28
7
12
14
5
30
34
6
8
23
18

LEGEND

- **Medical Office Buildings (MOB)**
- **Senior Housing (SEN)**
- **Senior Housing — RIDEA (SEN — RIDEA)**
- **Skilled Nursing Facilities (SNF)**

	Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased %	Aggregate Contract Purchase Price
1	Auburn Medical Office Building	MOB	Jun 2016	Auburn, CA	19,000	100%	$5,450,000
2	Pottsville Medical Office Building	MOB	Sep 2016	Pottsville, PA	36,000	100%	$9,150,000
3	Charlottesville Medical Office Building	MOB	Sep 2016	Charlottesville, VA	74,000	100%	$20,120,000
4	Rochester Hills Medical Office Building	MOB	Sep 2016	Rochester Hills, MI	30,000	92.8%	$8,300,000
5	Cullman Medical Office Building III	MOB	Sep 2016	Cullman, AL	52,000	100%	$16,650,000
6	Iron Medical Office Building Portfolio	MOB	Oct 2016	Cullman & Sylacauga, AL	208,000	85.7%	$31,000,000
7	Mint Hill Medical Office Building	MOB	Nov 2016	Mint Hill, NC	58,000	100%	$21,000,000
8	Lafayette Assisted Living Portfolio	SEN — RIDEA	Dec 2016	Lafayette, LA	80,000	89.3%	$16,750,000
9	Evendale Medical Office Building	MOB	Dec 2016	Evendale, OH	66,000	68.4%	$10,400,000
10	Battle Creek Medical Office Building	MOB	Mar 2017	Battle Creek, MI	46,000	82.3%	$7,300,000
11	Reno Medical Office Building	MOB	Mar 2017	Reno, NV	191,000	92.0%	$66,250,000
12	Athens Medical Office Building Portfolio	MOB	May 2017	Athens, GA	61,000	98.5%	$16,800,000
13	SW Illinois Senior Housing Portfolio	SEN	May 2017	Columbia, Millstadt, Red Bud & Waterloo, IL	190,000	100%	$31,800,000
14	Lawrenceville Medical Office Building	MOB	Jun 2017	Lawrenceville, GA	31,000	100%	$11,275,000
15	Northern California Senior Housing Portfolio	SEN	Jun 2017	Belmont, Fairfield, Menlo Park & Sacramento, CA	135,000	100%	$45,800,000
16	Roseburg Medical Office Building	MOB	Jun 2017	Roseburg, OR	62,000	100%	$23,200,000
17	Fairfield County Medical Office Building Portfolio	MOB	Sep 2017	Stratford & Trumbull, CT	80,000	91.5%	$15,395,000
18	Central Florida Senior Housing Portfolio	SEN — RIDEA	Nov 2017	Bradenton, Brooksville, Lakeland, Lake Placid, Pinellas Park, Sanford, Spring Hill & Winter Haven, FL	899,000	81.2%	$109,500,000
19	Central Wisconsin Senior Care Portfolio	SNF	Mar 2018	Sun Prairie & Waunakee, WI	236,000	100%	$22,600,000
20	Sauk Prairie Medical Office Building	MOB	Apr 2018	Prairie du Sac, WI	55,000	100%	$19,500,000
21	Surprise Medical Office Building	MOB	Apr 2018	Surprise, AZ	34,000	89.5%	$11,650,000
22	Southfield Medical Office Building	MOB	May 2018	Southfield, MI	85,000	76.7%	$16,200,000
23	Pinnacle Beaumont Assisted Living Facility	SEN — RIDEA	Jul 2018	Beaumont, TX	61,000	81.4%	$19,500,000
24	Grand Junction Medical Office Building	MOB	Jul 2018	Grand Junction, CO	83,000	100%	$31,500,000
25	Edmonds Medical Office Building	MOB	Jul 2018	Edmonds, WA	55,000	96.9%	$23,500,000
26	Pinnacle Warrenton Assisted Living Facility	SEN — RIDEA	Aug 2018	Warrenton, MO	34,000	91.8%	$8,100,000
27	Glendale Medical Office Building	MOB	Aug 2018	Glendale, WI	43,000	80.3%	$7,600,000
28	Missouri Skilled Nursing Facility Portfolio	SNF	Sep 2018	Florissant, Kansas City, Milan, Moberly, Salisbury, Sedalia & St. Elizabeth, MO	385,000	100%	$88,200,000
29	Flemington Medical Office Building Portfolio	MOB	Nov 2018	Flemington, NJ	49,000	98.9%	$16,950,000
30	Lawrenceville Medical Office Building II	MOB	Dec 2018	Lawrenceville, GA	45,000	100%	$9,999,000
31	Mill Creek Medical Office Building	MOB	Dec 2018	Mill Creek, WA	22,000	100%	$8,250,000
32	Modesto Medical Office Building	MOB	Dec 2018	Modesto, CA	58,000	100%	$16,000,000
33	Michigan Assisted Living Facility Portfolio	SEN	Dec 2018 & May 2019	Grand Rapids, Holland, Howell, Lansing & Wyoming, MI	328,000	100%	$70,000,000
34	Lithonia Medical Office Building	MOB	Mar 2019	Lithonia, GA	40,000	84.1%	$10,600,000
35	West Des Moines Skilled Nursing Facility	SNF	Mar 2019	West Des Moines, IA	39,000	100%	$7,000,000
36	Great Nord Medical Office Building Portfolio	MOB	Apr 2019	Tinley Park, IL; Chesterton & Crown Point, IN; & Plymouth, MN	143,000	93.6%	$44,000,000

FINANCIAL RECONCILIATION (FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018)

FFO and MFFO Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Net loss	$ (5,889,000)	$ (958,000)	$ (18,250,000)	$ (3,194,000)
Add:				
Depreciation and amortization related to real estate — consolidated properties	9,931,000	7,851,000	26,009,000	15,046,000
Depreciation and amortization related to real estate — unconsolidated entity	845,000	—	1,693,000	—
Net loss attributable to redeemable noncontrolling interests	32,000	58,000	57,000	125,000
Less:				
Depreciation and amortization related to redeemable noncontrolling interests	(33,000)	(70,000)	(66,000)	(139,000)
FFO attributable to controlling interest	$ 4,886,000	$ 6,881,000	$ 9,443,000	$ 11,838,000
Acquisition related expenses(1)	$ 1,300,000	$ 61,000	$ 1,418,000	$ 156,000
Amortization of above- and below-market leases(2)	(39,000)	(81,000)	(94,000)	(126,000)
Change in deferred rent(3)	(1,074,000)	(703,000)	(647,000)	(1,336,000)
Loss in fair value of derivative financial instruments(4)	3,021,000	—	4,999,000	—
Adjustments for unconsolidated entity(5)	79,000	—	161,000	—
Adjustments for redeemable noncontrolling interests(5)	—	—	—	—
MFFO attributable to controlling interest	$ 8,173,000	$ 6,158,000	$ 15,280,000	$ 10,532,000
Weighted average Class T and Class I common shares outstanding — basic and diluted	79,026,999	51,277,753	77,077,068	48,224,165
Net loss per Class T and Class I common share — basic and diluted	$ (0.07)	$ (0.02)	$ (0.24)	$ (0.07)
FFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.06	$ 0.13	$ 0.12	$ 0.25
MFFO attributable to controlling interest per Class T and Class I common share — basic and diluted	$ 0.10	$ 0.12	$ 0.20	$ 0.22

Net Operating Income Reconciliation

	Three Months Ended June 30,		Six Months Ended June 30,	
	2019	2018	2019	2018
Net loss	$ (5,889,000)	$ (958,000)	$ (18,250,000)	$ (3,194,000)
General and administrative	3,241,000	1,578,000	7,431,000	3,698,000
Acquisition related expenses	1,300,000	61,000	1,418,000	156,000
Depreciation and amortization	9,931,000	7,851,000	26,009,000	15,046,000
Interest expense	6,828,000	1,160,000	12,391,000	2,244,000
Income from unconsolidated entity	(138,000)	—	(264,000)	—
Other income	(80,000)	—	(149,000)	—
Income tax expense	7,000	—	10,000	—
Net operating income	$ 15,200,000	$ 9,692,000	$ 28,596,000	$ 17,950,000

(1) In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed real estate investment trusts that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties.

(2) Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

(3) Under GAAP, as a lessor, rental revenue is recognized on a straight-line basis over the terms of the related lease (including rent holidays). As a lessee, we record amortization of right-of-use assets and accretion of lease liabilities for our operating leases. This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for such amounts, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with management's analysis of operating performance.

(4) Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

(5) Includes all adjustments to eliminate the unconsolidated entity's share or redeemable noncontrolling interests' share, as applicable, of the adjustments described in notes (1)–(4) above to convert our FFO to MFFO.



Reno Medical Office Building | *Reno, NV*